Exhibit 99.3


      Written Statement of Steven J. Smith and Paul M. Bonaiuto (Trustees)
                          Pursuant to 18 U.S.C. ss.1350


Soley for the purposes of complying with Pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Trustees of the Journal Employees' Stock Trust (the "Trust"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Trust for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


/s/ Steven J. Smith
-------------------------------
Steven J. Smith
Trustee


/s/ Paul M. Bonaiuto
-------------------------------
Paul M. Bonaiuto
Trustee



Date:  July 23, 2003




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